Exhibit 99.1

ADVANCED CELL TECHNOLOGY ANNOUNCES SETTLEMENT OF PATENT
INTERFERENCE ACTION

Alameda, CA—September 6, 2006— Advanced Cell Technology, Inc. (OTCBB: ACTC) (ACT) announced today that it has settled a patent dispute involving certain nuclear transfer cloning patents and patent applications owned or licensed by the University of Massachusetts (UMass), Roslin Institute (Roslin), Geron Corporation (Nasdaq: GERN) (Geron), Start Licensing, Inc. (Start) and ACT.  The dispute involved appeals to the U.S. District Court by ACT and UMass that sought to overturn rulings by the U.S. Patent and Trademark Office against ACT and UMass in patent interference numbers 104,746 and 105,192.

The underlying interference proceedings centered around patent applications owned by Roslin against U.S. Patents 5,945,577 and 6,234,970 owned by UMass and exclusively licensed to ACT.  The interference proceedings were initiated by Roslin’s licensee, Geron.  In late 2004 and again in early 2005, the Board of Patent Appeals and Interferences of the U.S. Patent Office ruled in favor of Geron in both interferences.  UMass and its licensee, ACT, immediately filed appeals, naming Roslin, Geron and Exeter Life Sciences (Exeter), also a Roslin licensee, as defendants.  In mid-2005, Geron and Exeter established a joint venture company, Start Licensing, to manage and license intellectual property rights for animal reproductive technologies, and exclusively licensed their rights in Roslin patent applications to Start in the non-human animal field.

Under the terms of the settlement agreement, Start agreed to pay ACT an initial payment of $500,000 and milestone payments of up to $750,000.  Start, Geron, Exeter and Roslin each further agreed not to sue ACT or UMass under the involved Roslin patent applications.  In exchange, ACT and UMass dismissed their appeals with prejudice, transferred control of related UMass patents and patent applications to Start in the non-human animal field, and ACT paid certain legal fees.  Under the terms of the settlement agreement, ACT retained its rights under the UMass patents in the human field.

“This settlement resolves the parties’ various patent rights with respect to nuclear transfer cloning in the non-human field.  The parties are now free to move forward with their respective business models unfettered by this patent dispute,” said William M. Caldwell, CEO of ACT.

About Advanced Cell Technology

Advanced Cell Technology, Inc. is a biotechnology company engaged in the emerging field of regenerative medicine. The company operates facilities in Alameda, California and Worcester, Massachusetts. For more information about the company, please visit www.advancedcell.com.

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports including the quarterly report on Form 10-QSB for the period ending June 30, 2006.

Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Contact:
The Investor Relations Group
Investor Relations: James Carbonara
Media Relations: Bill Douglass
212-825-3210

Source: Advanced Cell Technology, Inc.